Consent of Independent Accountants





To the Board of Directors of

Strong Conservative Equity Funds, Inc.



We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Strong Conservative Equity Funds, Inc. on Form N-1A of our report dated December 9, 1997 on our audit of the financial statements and financial highlights of Strong American Utilities Fund, Strong Growth and Income Fund, Strong Limited Resources Fund, and Strong Equity Income Fund, four series of the Strong Conservative Equity Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended October 31, 1997, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information and in the "Financial Highlights" section of the Prospectus.





                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

Milwaukee, Wisconsin

February 27, 1998

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